Exhibit 4.5

SUPPLEMENTAL INDENTURE

dated as of March 31, 2005

among

AMERICAN TIRE DISTRIBUTORS, INC.,

The Guarantor(s) Party Hereto

and

WACHOVIA BANK, NATIONAL ASSOCIATION,

as Trustee

Senior Floating Rate Notes due 2012

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THIS SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), entered into as of March 31, 2005, among AMERICAN TIRE DISTRIBUTORS, INC., a Delaware corporation (the “Company”), AMERICAN TIRE DISTRIBUTORS HOLDINGS, INC., a Delaware corporation (“Holdings”), THE SPEED MERCHANT, INC., a California corporation, T.O. HAAS HOLDING CO., INC., a Nebraska corporation, T.O. HAAS TIRE COMPANY, INC., a Nebraska corporation, TEXAS MARKET TIRE HOLDINGS I, INC., a Texas corporation, TEXAS MARKET TIRE, INC., a Texas corporation, and TARGET TIRE, INC., a North Carolina corporation (each an “Undersigned”), and WACHOVIA BANK, NATIONAL ASSOCIATION, as trustee (the “Trustee”).

RECITALS

WHEREAS, the Company, Holdings and the Trustee entered into the Indenture, dated as of March 31, 2005 (the “Indenture”), relating to the Company’s Senior Floating Rate Notes due 2012 (the “Securities”);

WHEREAS, as a condition to the Trustee entering into the Indenture and the purchase of the Notes by the Holders, the Company agreed pursuant to the Indenture to cause any newly acquired or created Domestic Restricted Subsidiaries to provide Security Guarantees, except in certain circumstances.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties to this Supplemental Indenture hereby agree as follows:

Section 1. Capitalized teams used herein and not otherwise defined herein are used as defined in the Indenture.

Section 2. Each Undersigned, by its execution of this Supplemental Indenture, agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including, but not limited to, Article XI thereof.

Section 3. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

Section 4. This Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument.

Section 5. This Supplemental Indenture is an amendment supplemental to the Indenture and the Indenture and this Supplemental Indenture will henceforth be read together.

Section 6. On the date hereof, the Company has merged with and into the Issuer, with the Company being the surviving Person and, pursuant to Section 5.01 of the Indenture, the Company hereby expressly assumes all the obligations of the Issuer under the Indenture, the Securities and any Registration Rights Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

American Tire Distributors, Inc, as Issuer

By:	/s/ J. Michael Gaither
Name:	J. Michael Gaither
Title:	Secretary

American Tire Distributors Holdings, Inc.

By:
Name:
Title:

The Speed Merchant, Inc.

By:	/s/ J. Michael Gaither
Name:	J. Michael Gaither
Title:	Secretary

T.O. Haas Holding Co., Inc.

By:	/s/ J. Michael Gaither
Name:	J. Michael Gaither
Title:	Secretary

T.O. Haas Tire Company, Inc.

By:	/s/ J. Michael Gaither
Name:	J. Michael Gaither
Title:	Secretary

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

American Tire Distributors, Inc, as Issuer

By:
Name:	Richard Johnson
Title:	Chief executive Officer

American Tire Distributors Holdings, Inc.

By:	/s/ Steven Puccinelli
Name:	Steven Puccinelli
Title:	President

The Speed Merchant, Inc.

By:
Name:	William Berry
Title:	President

T.O. Haas Holding Co., Inc.

By:
Name:	William Berry
Title:	President

T.O. Haas Tire Company, Inc.

By:
Name:	William Berry
Title:	President

[Floating Rate Note Supplemental Indenture]

Texas Market Tire Holdings I, Inc.

By:	/s/ J. Michael Gaither
Name: Title:	J. Michael Gaither Secretary

Texas Market Tire, Inc.

By:	/s/ J. Michael Gaither
Name: Title:	J. Michael Gaither Secretary

Target Tire, Inc.

By:	/s/ J. Michael Gaither
Name:	J. Michael Gaither
Title:	Secretary

Wachovia Bank, National Association, as Trustee

By:	/s/ Patrick L. Teague
Name:	PATRICK L. TEAGUE
Title:	Vice President